Exhibit 10.3


Staunton McLane LLC letterhead

                           STANDARD SERVICE AGREEMENT

This is an Agreement between Staunton McLane LLC ("SM" or "Consultants") of New Canaan, CT and SiriCOMM, Inc. ("Client") of Joplin, Missouri.

Whereas Client requests that Consultants provide unique professional services to Client for which Client will compensate Consultants. Unless Consultants are otherwise notified in writing by Client's management, Henry P. Hoffman, CEO, and Richard Iler will be the primary interface between Client and Consultants.

Over time, Client and Consultants may discuss and agree on specific work assignments as Client's requirements change and evolve. A "Work Addenda" to this Agreement will be created for such specific work. Consultant's compensation for work will be based on the scope and intensity of the work assignment then negotiated and agreed upon at that time and stated in such Addenda.

Either party may cancel this Agreement at any time after the initial six-month period; however, if Client cancels this Agreement while Consultants are doing agreed upon work, Client must pay Consultants for professional services just as though Consultant's work were provided and complete for the total of that work. Consultant will invoice Client periodically, and Client will pay Consultant for professional services rendered and for out-of-pocket expenses incurred by Consultant on behalf of Client while performing work agreed to in the Work Addendum. Client acknowledges that time is of the essence in paying Consultant's invoices.

While working with Client, Consultants acknowledges that certain Client proprietary information may be made available to them. Consultants further acknowledge that it may be harmful to Client if such information were made known to others outside Client (or inside Client, but without an explicit need-to-know). Consultants will not knowingly make any such information available to anyone without the permission of a Client officer, and will safeguard such information with the same care that Consultants give to their own personal business information.

This Agreement constitutes the entire agreement between Client and Consultants. This Agreement shall not be modified orally, but only by a signed written document. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all of which shall constitute one and the same document. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut. This Agreement shall be binding upon, and shall insure to the benefit of, Client and Consultants and their respective successors, and assigns. In the event of an alleged breach of this Agreement by either party, the party alleging said breach shall provide written notice of the same to the alleged defaulting party who shall have ten (10) business days from receipt of said notice to cure the alleged default.

Accepted and agreed
For SiriCOMM, Inc.

/s/ Henry P. Hoffman
-------------------------------
By Henry P. (Hank) Hoffman                          Date  5/30/03
Chief Executive Officer


Accepted and agreed
For Staunton McLane LLC

/s/ Sidney A. Staunton
-------------------------------
By Sidney A. Staunton                                Date  5/29/03


                                                                     Page 1 of 1
                                                              Printed on 5/28/03

Staunton McLane LLC letterhead


Henry P. Hoffman
Chief Executive Officer
SiriCOMM, Inc.
2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804
(417) 626-9971

                 WORK ADDENDUM TO THE STANDARD SERVICE AGREEMENT

Dear Hank,

Confirming our discussions, we have agreed that we will do work for SiriCOMM on the following basis:

Definition of Work:

SiriCOMM is in its formative stages of development and its management wishes to be advised on a variety of matters. Because of our proven experience and expertise of over 30 years in the use of information, technology and electronic media to leverage client-company assets, SiriCOMM has asked us to assist it in building its business both organically and strategically. Along with our affiliates, we will provide SiriCOMM with regular financial, operating and strategic consulting advice, initially including: analysis of the business, operations, and financial needs; assisting with long-range business projections; modification of the business plan; advice on the sales and marketing strategy, including price and promotion; advice on the product offerings to suit client needs; assistance with introductions and negotiations with potential customers and vendors; staffing; changes in capitalization; changes in corporate structure; structuring and positioning; and alternative uses of corporate assets. Over time, we may discuss and agree on other specific work assignments and deliverables as specific needs arise, change and evolve. It is understood and acknowledged by the parties that the value of our service is not readily quantifiable and, although we shall be obligated to render the advice contemplated by this Addendum upon reasonable request, that we shall not be obligated to spend any specific amount of time in doing so.

Term: A twelve-month minimum, with the right by either party to cancel at the end of six months, with a one month written notice of cancellation.

Compensation:

SiriCOMM will pay a professional fee of $10,000 per month in cash. Payment will be made at the time the Agreement is signed and every month thereafter. Additionally, we will receive five year, transferable warrants to purchase 370,000 shares of SiriCOMM common Stock at $1.00 per share at the time the Agreement is signed.

Expenses:

SiriCOMM will also reimburse us for out-of-pocket expenses incurred on behalf of SiriCOMM. We will provide itemized expenses each month.

Communication:
At least weekly, either in person or via conference call.

Sincerely,                                           Accepted and Agreed
                                                     For SiriCOMM, Inc.

/s/ Sidney A. Staunton                               /s/ Henry P. Hoffman
----------------------------                         ---------------------------
Sidney A. Staunton                                   By:  Henry P. Hoffman
Date  5/29/03                                        Date  5/30/03

Staunton McLane LLC letterhead


Henry P. Hoffman
Chief Executive Officer
SiriCOMM, Inc.
2900 Davis Boulevard, Suite 130
Joplin, Missouri 64804
(417) 626-9971

                SECOND ADDENDUM TO THE STANDARD SERVICE AGREEMENT

Dear Hank,

Confirming our discussions, we have agreed that we will do work for SiriCOMM on the following basis:

Definition of Work:

SiriCOMM is in its formative stages of development and its management wishes to be advised on a variety of business and financial matters relating to the financing of the Company. Because of our proven experience and expertise of over 30 years in assisting clients develop and structure strategic relationships to support financing efforts, SiriCOMM has asked us to assist it in its financing efforts. Along with our affiliates, we will provide SiriCOMM with regular financial, operating and strategic consulting advice, initially including: assist in the preparation of necessary Financial Models; identification and qualification of potential strategic and financial partners; assist and advise on the formation and structuring of strategic relationships with partners; and advise on the terms of definitive agreements. It is understood and acknowledged by the parties that the value of our service is not readily quantifiable and, although we shall be obligated to render the advice contemplated by this Addendum upon reasonable request, that we shall not be obligated to spend any specific amount of time in doing so.

Term: A twelve-month minimum, with the right by either party to cancel at the end of six months, with a one month written notice of cancellation.

Compensation:

Upon the receipt of proceeds from a financing of at least $1 million, SiriCOMM will promptly pay: a) a cash fee of between $100,000 to $250,000, as mutually agreed upon by the parties based on a good faith assessment of the value of the services we provided; and b) five year, transferable warrants to purchase between 250,000 and 400,000 shares of SiriCOMM common stock, as mutually agreed upon by the parties as set forth above, with the exercise price of the warrants to equal the price of the most recent financing.

Expenses:

SiriCOMM will also reimburse us for out-of-pocket expenses incurred on behalf of SiriCOMM. We will provide itemized expenses each month.

Communication:

At least weekly, either in person or via conference call.

Sincerely,                                           Accepted and Agreed
                                                     For SiriCOMM, Inc.

/s/ Sidney A. Staunton                               /s/ Henry P. Hoffman
-----------------------------                       ----------------------------
Sidney A. Staunton                                   By:  Henry P. Hoffman
Date  5/29/03                                        Date  5/30/03

              ADDENDUM TO SECOND ADDENDUM TO THE STANDARD SERVICE
           AGREEMENT BETWEEN STAUNTON MCCLANE, LLC AND SIRICOMM, INC.


The following section shall replace the section entitled "Compensation" in the agreement referenced above.

Compensation:

Upon the receipt of proceeds form a financing of at least $500,000, SiriCOMM will promptly pay: a) a cash fee of between $50,000 to $250,000, as mutually agreed upon by the parties based on a good faith assessment of the value of the services we provided; and b) five year, transferable warrants to purchase between 125,000 and 400,000 shares of SiriCOMM common stock, as mutually agreed upon by the parties as set forth above, with the exercise price of the warrants to equal the price of the most recent financing.

Accepted and Agreed
For Staunton McLane, LLC


------------------------------
Sidney A. Staunton



Date __________________________


Accepted and agreed
For SirCOMM, Inc.


/s/ Henry P. Hoffman
------------------------------
Henry P. Hoffman


8/1/03
------------------------------
Date